SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form 8-K


                          Current Report
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 9, 1997 (March 24, 1997)


                       NEXTEL COMMUNICATIONS, INC.
        (Exact name of registrant as specified in its charter)


    Delaware                     0-19656                    36-3939651
(State or other jurisdiction  (Commission File           (I.R.S. Employer
   of incorporation)             Number)                Identification No.)

1505 Farm Credit Drive, Suite 100, McLean, Virginia            22102
     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:      (703) 394-3000


      (Former name or former address, if changed since last report)

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Item 5.  Other Events.

McCAW INVESTOR TRANSACTIONS.

     Nextel Communications, Inc. ("Nextel"), Digital Radio L.L.C., an entity controlled by Craig O. McCaw (the "McCaw Investor") and Option Acquisition, L.L.C., an entity also controlled by Craig O. McCaw (the "Purchaser" and collectively with the McCaw Investor, the "McCaw Companies") have entered into the definitive agreements implementing the terms of the April 11, 1997 agreements reached between Nextel and the McCaw Companies as earlier reported in Nextel's Current Report on Form 8-K dated April 15, 1997, filed with the Securities and Exchange Commission (the "Commission") on April 16, 1997.

     The principal definitive agreements include the Option Exercise and Lending Commitment Agreement dated as of June 16, 1997 between Nextel and the McCaw Investor (the "Option Exercise Agreement"), the Contingent Equity Instrument dated as of June 16, 1997 between Nextel and the McCaw Investor (the "CEI"), the Option Purchase Agreement dated as of June 16, 1997 among Nextel, Unrestricted Subsidiary Funding Company, a subsidiary of Nextel, and the Purchaser (the "Option Purchase Agreement"), two Option Agreements dated as of June 18, 1997 between Nextel and the Purchaser, a Registration Rights Agreement dated as of June 18, 1997 between Nextel and the Purchaser (the "Registration Rights Agreement") and a First Amendment to Registration Rights Agreement dated as of June 18, 1997 among Nextel, the McCaw Investor and the Purchaser, each of which is attached to this Current Report as an exhibit and is incorporated herein by reference.

     Pursuant to the Option Exercise Agreement, the McCaw Investor has committed (the "Option Commitment") to exercise in full its currently outstanding option (the "First Option") to purchase 15 million shares of Nextel's Class A Common Stock, par value $.001 per share (the "Common Stock") for an aggregate purchase price of $232.5 million, with the consummation thereof scheduled to occur on or before July 28, 1997 (the "Option Closing"). In consideration for the Option Commitment and a payment of a nominal purchase price, Nextel issued to the McCaw Investor the CEI, which, at any time between the Option Closing and July 28, 1999, may be converted, without any additional consideration, into a number of shares of Common Stock to be determined using a formula based upon the average closing price for a share of Common Stock during the 20 trading days immediately preceding the Option Closing (the "Average Trading Price"). The number of shares of Common Stock into which the CEI may be converted ranges from no shares, if the Average Trading Price is equal to $15.50 or more, to a maximum of approximately 1.6 million shares, if the Average Trading Price is $14.00 or less. The Option Closing is subject to certain limited conditions, as set forth in the Option Exercise Agreement. In connection with the foregoing, the McCaw Investor also agreed to provide up to $50 million in debt financing (subject to certain conditions) to Nextel (the "McCaw Investor Borrowings"). At the present time, however, Nextel is not taking steps to meet the conditions to access the McCaw Investor Borrowings.

     Pursuant to the Option Purchase Agreement, the Purchaser acquired, for an aggregate purchase price of $25 million, options (which are evidenced by the Option Agreements attached to this Current Report as Exhibits 10.4 and 10.5) to purchase a total of 25 million shares of

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Common Stock (the "New Options"), 15 million of which are purchasable at an exercise price of $16.00 per share and the remaining 10 million of which are purchasable at an exercise price of $18.00 per share, at any time through July 28, 1998. The New Options, and any shares of Common Stock issued upon exercise thereof, are transferrable subject to certain limitations. In addition, one direct transferee of the Purchaser will be entitled to designate one nominee for election to Nextel's Board of Directors, provided that such party (i) has exercised the transferred portion of the New Options and continues to own at least 10 million shares of Common Stock obtained on such exercise, (ii) is not an affiliate of Mr. McCaw and (iii) does not hold a 5% or greater equity ownership interest in any entity that provides terrestrial-based wireless communications services in competition with Nextel in any of its markets. Shares issuable upon exercise of the New Options will be entitled to certain demand and piggyback registration rights pursuant to the Registration Rights Agreement, which would be assignable to transferees in certain circumstances specified in the Registration Rights Agreement.

NETWORK COVERAGE AND OPERATING MATTERS

     On July 8, 1997, Nextel announced the rollout of its digital wireless network in Houston and its earlier rollout of such networks in Oklahoma
City and Tulsa. Nextel also announced that it added 201,500 digital subscribers during the second quarter of 1997 and that as of June 30, 1997 Nextel had approximately 624,400 digital subscriber units in service. Nextel also announced that the average monthly revenue per unit was approximately $63 in the second quarter of 1997 as compared to approximately $59 in the first quarter. A copy of the press release containing such announcements is attached to this Current Report as Exhibit 99.4 and is incorporated herein by reference.

PROPOSED PREFERRED STOCK OFFERING

     On July 2, 1997, Nextel announced that it proposes to offer 350,000 shares of Series D Exchangeable Preferred Stock which are mandatorily redeemable in 2009 with a liquidation preference of $1,000 per share. A copy of the press release containing such announcement is attached to this Current Report as
Exhibit 99.3.

FINANCING REQUIREMENTS AND SOURCES

     OVERVIEW. Nextel is currently implementing a business plan that contemplates the accelerated and expanded deployment of its advanced mobile communications systems employing digital technology with a multi-site configuration permitting frequency reuse ("Digital Mobile networks") in its domestic markets during 1997 and 1998. Nextel believes that the accelerated deployment of Digital Mobile networks that utilize the digital technology developed by Motorola (such technology is referred to as the "integrated Digital Enhanced Network" or "iDEN", and the modifications to the first generation iDEN technology are referred to as "Reconfigured iDEN") as contemplated by this business plan will better position Nextel both to achieve its strategic objectives relating to its United States operations and to prepare for emerging competition in the wireless communications industry, especially from certain current operators that, on their existing cellular frequencies or on personal communication services ("PCS") frequencies, are in the process of converting their wireless communications systems to digital technology formats and are moving to provide "nationwide coverage" on the resulting systems. To implement such business plan, Nextel estimates that the external funding required to meet the cash needs of its domestic business activities during the period from March 31, 1997 through the end of 1998, including principally the funding of anticipated capital expenditures and potential acquisitions (including potential acquisitions of licenses in the FCC's proposed 800 MHz spectrum auction) and operating losses, will be approximately $2.5 billion. Nextel estimates that approximately $1.45 billion of system infrastructure and other system capital costs would be incurred during the same period. As noted below, such estimates are based on a number of significant assumptions.

     Nextel plans to meet these funding needs from a variety of existing and proposed or potential funding sources described below including (i) $676 million in borrowings available as of March 31, 1997 under the existing secured credit facility with certain banks (the "Bank Credit Facility"), (ii) $195 million in borrowings available as of March 31, 1997 under the existing secured credit facility with Motorola, Inc. and NTFC Capital Corporation (the "Vendor Credit Facility"); (iii) $250 million in additional secured borrowings proposed to be made available pursuant to the Bank Credit Facility (the "Additional Bank Borrowings"); (iv) $50 million in additional secured borrowings proposed to be made available by Motorola pursuant to the Vendor Credit Facility (the "Additional Vendor Borrowings"); (v) up to $200 million in additional secured borrowings (that are to be second in ranking to the borrowings made pursuant to the Bank Credit Facility and the Vendor Credit Facility) that are proposed to be made available by Motorola (the "Second Secured Borrowings");
(vi) $232.5 million in proceeds from the contemplated exercise of the First Option by the McCaw Investor (the "McCaw Option Proceeds"; see "McCaw Investor Transactions"); (vii) $420 million in proceeds that would be received by Nextel upon an exercise in full of the New Options on or prior to their July 28, 1998 expiration date (the "New Options Proceeds"); (viii) available cash, cash equivalents and marketable securities totaling approximately $163 million as of March 31, 1997; and (ix) net cash proceeds from qualifying equity issuance transactions that Nextel is required to consummate as a condition to obtaining access to certain of the foregoing funding sources, which involve incurrences of indebtedness, under the terms of Nextel's Existing Indentures (as defined below). The availability of financing pursuant to certain of the funding sources identified above is subject to a number of conditions. See "Financing Requirements and Sources -- Existing and Proposed Funding Sources" below.

     The terms of the indentures relating to Nextel's five outstanding issues of Senior Redeemable Discount Notes (the "Senior Notes"), as such indentures have been amended to date, including pursuant to the supplemental indentures (the "Supplemental Indentures") dated June 13, 1997 (the indentures, as so amended, the "Existing Indentures"), require Nextel to issue new equity for cash as a condition to obtaining access to all amounts not constituting "Permitted Indebtedness" (as such term is defined in the Existing Indentures) under the Bank Credit Facility and the Vendor Credit Facility, the Additional Bank Borrowings, the Additional Vendor Borrowings and the Second Secured Borrowings referred to above. Assuming that Nextel is able to raise sufficient new equity proceeds to allow full access to such financing sources, Nextel believes that such financing sources and new equity proceeds, coupled with the Nextel's cash on hand, the $232.5 million in McCaw Option Proceeds, and an assumed exercise in full of the New Options resulting in receipt of $420 million in New Options Proceeds will provide funds that in the aggregate will be substantially sufficient to implement Nextel's business plan and meet the cash needs of its other domestic business activities through 1998.

     If, among other things, Nextel's plans change, its assumptions regarding its funding needs associated with the deployment of its Digital Mobile networks prove to be inaccurate, it consummates acquisitions or investments in addition to those currently contemplated or at prices higher than currently contemplated, it experiences growth in its business or subscriber base greater than it presently is anticipating, it experiences unanticipated costs or competitive pressures, the New Options are not exercised in full and the New Options Proceeds are not received, or if the net proceeds from the issuance of new equity are not sufficient to permit full access to such financing sources or if such new equity proceeds together with the proceeds from the other sources referred to above otherwise prove to be insufficient to meet such cash needs through 1998, Nextel would be required to seek additional capital. Nextel may also require significant additional capital in years subsequent to 1998 to fund further deployment of its Digital Mobile networks and for other purposes. Nextel may seek to raise such additional capital from public or private equity or debt sources. There can be no assurance that Nextel will be able to raise such capital on satisfactory terms, if at all. See "Financing Requirements and Sources -- Existing and Proposed Funding Sources" below.

     EXISTING AND PROPOSED FUNDING SOURCES. The following is a summary of certain of the existing and proposed funding sources presently contemplated to be used by Nextel to meet its funding needs.

     The Bank Credit Facility provides for up to $1,655 million of financing consisting of $1,085 million revolving loans and $570 million in term loans. Borrowings under the Bank Credit Facility are ratably secured with borrowings under the Vendor Credit Facility by liens on assets of Nextel's domestic operating subsidiaries, bear interest payable quarterly at an adjustable rate calculated based either on the prime rate or LIBOR (8.19% to 8.81% as of June 30, 1997) and mature over periods from March 31, 2001 to June 30, 2003. At June 30, 1997, Nextel had drawn approximately $1,441 million of its available financing under the Bank Credit Facility, leaving an aggregate of approximately $214 million available for borrowing under such facility subject to the satisfaction or waiver of customary borrowing conditions.

     The Vendor Credit Facility provides for up to $345 million of financing consisting of a $195 million revolving loan and $150 million in term loans.
The Vendor Credit Facility provides financing for the purchase of equipment and ancillary products (such as switches) and related services. Borrowings under the Vendor Credit Facility are ratably secured with borrowings under the Bank Credit Facility by liens on assets of Nextel's domestic operating subsidiaries, bear interest payable quarterly at 2% over the prime rate (10.50% as of June 30,
1997) and mature over periods from March 31, 2001 to March 31, 2003. At June 30, 1997, Nextel had drawn approximately $227 million of its available financing under the Vendor Credit Facility leaving an aggregate of approximately $118 million available for borrowing under such facility subject to the satisfaction or waiver of customary borrowing conditions.

     The agreement related to the Bank Credit Facility (the "Bank Credit Agreement") contemplates that, with the consent of the lenders holding a majority of the outstanding loan amounts and the remaining commitment amounts under the Bank Credit Agreement and under the agreement related to the Vendor Credit Facility (the "Vendor Credit Agreement"), Nextel may borrow up to $250 million in Additional Bank Borrowings (subject to certain limitations) pursuant to the Bank Credit Facility. Nextel has received a proposal from certain banks with respect to $250 million in Additional Bank Borrowings which would consist entirely of term loans, would be secured ratably with other borrowings under the Bank Credit Facility and Vendor Credit Facility, would bear interest at an adjustable rate based on either the prime rate or LIBOR and would mature on June 30, 2003.

     The Bank Credit Agreement and the Vendor Credit Agreement also contemplate that borrowings under the Vendor Credit Facility may be increased up to $50 million in Additional Vendor Borrowings (subject to certain limitations). Nextel and Motorola have reached an understanding regarding the terms on which Nextel may borrow $50 million in Additional Vendor Borrowings in the form of an additional term loan that will be secured ratably with other borrowings under the Vendor Credit Facility and borrowings under the Bank Credit Facility, will bear interest at 2% over the prime rate and will mature on March 31, 2003.

     Nextel has also reached an understanding with Motorola regarding the terms and conditions pursuant to which Nextel could access up to $200 million in Second Secured Borrowings and up to an additional $200 million in Senior Secured Borrowings. Such understanding contemplates that the Second Secured Borrowings will be in the form of secured term loans available prior to March 31, 1999 that will be second in ranking to borrowings under the Bank Credit Facility and Vendor Credit Facility, will bear interest at a rate equal to .75% below the previous months' average yield of Nextel's 11-1/2% Senior Redeemable Discount Notes due 2003 and will mature on June 30, 2003. Availability of such additional financing from Motorola is subject to a number of conditions including, among others, with respect to the Second Secured Borrowings, the prior borrowing of all amounts available under the Vendor Credit Agreement (including the $50 million in Additional Vendor Borrowings pursuant thereto described above) and pursuant to Nextel's existing Bank Credit Agreement (including, with respect to the second $100 million of the Second Secured Borrowings, the borrowing of $250 million in Additional Bank Borrowings), Nextel's receipt of the $232.5 million in McCaw Option Proceeds, and the receipt of the approval of a majority of the secured parties under the Vendor Credit Agreement and the Bank Credit Agreement. The availability of the Senior Secured Borrowings is subject to a number of additional conditions, including the unanimous approval of the secured parties under the Bank Credit Agreement and the Vendor Credit Agreement. Nextel is not currently taking steps to meet such additional conditions and, accordingly, Nextel has assumed for planning purposes that the Senior Secured Borrowings will not be available during 1997 and 1998.

     Nextel has obtained written proposals or commitments from the relevant lending parties relating to, and has obtained certain of the required consents and approvals of third parties required to access, the Additional Bank Borrowings, the Additional Vendor Borrowings and the Second Secured Borrowings. Nextel and the relevant lending parties contemplate negotiating and entering into appropriate definitive agreements implementing the terms of the financing arrangements relating to the Additional Bank Borrowings, the Additional Vendor Borrowings and the Second Secured Borrowings, as described above, and Nextel is now or shortly will commence seeking the remaining consents and approvals required to gain access to such additional financing.

     To the extent any of the proceeds from equity issuances or financing arrangements described above are not available or are not sufficient to meet Nextel's funding needs, it will be necessary for Nextel to obtain alternate sources of financing. If such additional financing were in the form of debt rather than equity, Nextel's receipt of net cash proceeds from new equity investments may be required to permit the incurrence of such debt under the Existing Indentures.

     The availability of borrowings pursuant to the Bank Credit Facility and the Vendor Credit Facility is, and the availability of the Additional Bank Borrowings, the Additional Vendor Borrowings and the Second Secured Borrowings, if structured successfully, is expected to be, subject to certain conditions, and there can be no assurance that such conditions will be met. Moreover, there can be no assurance that the Additional Bank Borrowings, the Additional Vendor Borrowings or the Second Secured Borrowings will be available, that the New Options will be exercised and that Nextel will receive the proceeds therefrom, or that any of the other outstanding options, including the First Option, will be exercised. The Bank Credit Facility, the Vendor Credit Facility and the Existing Indentures contain and will continue to contain provisions that operate to limit the amount of borrowings that may be incurred by Nextel. In addition, Nextel's capital needs, and its ability to adequately address those needs through debt or equity funding sources, are subject to a variety of factors that cannot presently be predicted with certainty, such as the commercial success of Nextel's Digital Mobile networks, the amount and timing of Nextel's capital expenditures and operating losses and the market price of the Common Stock. See "Forward Looking Statements."

     Nextel currently is aware of numerous factors and considerations, any one or more of which could have a material effect on the timing and/or amount of the future funding to be required by Nextel, but Nextel cannot currently quantify with precision either the magnitude or the certainty of the effects associated with any such factors. These factors include: (i) the timing of the anticipated 800 MHz spectrum auction process, and the amounts required to be bid to acquire any or all of the available spectrum blocks in the major metropolitan market areas where Nextel currently operates, or currently plans to operate, its Digital Mobile networks and the amounts that may be required to accomplish retuning or acquisition of 800 MHz incumbent channels in spectrum blocks that may be acquired by Nextel in the 800 MHz spectrum auction process; (ii) the cash amounts, if any, received by Nextel in connection with its offering of Common Stock to holders of Nextel's Senior Notes who consented to the amendments and waivers contained in the Supplemental Indentures (assuming consummation of such offering); (iii) the uncertainty with respect to the success and/or timing of the continuing development and deployment activities relating to the Reconfigured iDEN technology format and, assuming successful and timely complection of such efforts, the uncertainty with respect to the success of commercial introduction and customer acceptance of Nextel's Digital Mobile network services in new market areas using such technology; (iv) the potential commercial opportunities and risks associated with implementation of the accelerated business plan that Nextel currently is pursuing; and (v) the net impact on Nextel's capital budget of certain developments currently expected to increase capital needs (e.g., the additional capital needed if Nextel acquires for cash additional spectrum in certain markets to increase the capacity and/or efficiency of Nextel's operating

Digital Mobile networks in such markets,  the additional capital needed for more extensive construction of Digital Mobile networks in additional market areas acquired or that may be acquired in the future and the expenditures associated with analog SMR station construction requirements under the currently effective FCC 800 MHz channel licensing approach) that may be offset (whether wholly or partially) by other developments anticipated to (or to have the potential to) reduce capital needs (e.g., co-location of antenna and/or transmitter sites with other providers of wireless services in the relevant markets, reductions in infrastructure and subscriber unit prices obtained from Motorola pursuant to the equipment purchase agreements with Motorola including the new agreement entered into on March 27, 1997, alternative and more economical means for increasing system capacity, other than constructing additional cell sites and/or installing additional base radios, such as use of so-called "smart antennas," mini-cells and software-driven and/or system design performance enhancements). Many of the foregoing involve elements wholly or partially beyond Nextel's control or influence. Other considerations in addition to the factors identified above may significantly affect Nextel's decisions to seek additional financing, including general economic conditions, conditions in the telecommunications and/or wireless communications industry and the feasibility and attractiveness of structuring particular financings for specific purposes (e.g., separate capital-raising activities with respect to international activities and opportunities). See "Forward Looking Statements."

     Nextel has had and may in the future have discussions with third parties regarding potential equity investments and debt financing arrangements to satisfy actual or anticipated financing needs. Nextel has agreed, under certain circumstances, not to grant superior governance rights to any third-party investor without Motorola's consent, which may make securing equity investments more difficult. The ability of Nextel to incur additional indebtedness (including, in certain circumstances, indebtedness incurred under the Bank Credit Agreement and/or under the Vendor Credit Agreement) is and will be limited by the terms of the Existing Indentures, the Bank Credit Agreement and the Vendor Credit Agreement. The Bank Credit Agreement and the Vendor Credit Agreement also require Nextel and its relevant subsidiaries at specified times to comply with certain financial covenants or ratios including certain covenants and ratios specifically related to leverage.

     At present, other than the proposed preferred stock offering described in "Proposed Preferred Stock Offering," and the existing or proposed equity or debt financing arrangements that have been consummated and/or disclosed, Nextel has no commitments or understandings with any third parties to obtain any material amount of additional equity or debt financing. Moreover, no assurances can be made that Nextel will be able to obtain any such additional financing in the amounts or at the times such financing may be required, or that, if obtained, any such financing would be on acceptable terms. Nextel also anticipates that it will continue to experience significant operating losses and negative net cash flows during the ongoing start up phase of the Digital Mobile networks over the next several years. Accordingly, there can be no assurances as to whether or when the operations of Nextel will become profitable. As a result of Nextel's anticipated continuing losses, the uncertainty regarding the exercise of options and warrants, the availability of financing under the Bank and Vendor Credit Facilities and, if successfully structured and established, under the Additional Bank Borrowings, the Additional Vendor Borrowings and the Second Secured Borrowings, and the impact of Reconfigured iDEN and other matters discussed above, there can be no assurance that Nextel will have adequate capital to implement the nationwide build-out of its Digital Mobile networks in accordance with its business plan. Failure to obtain such financing could result in the delay or abandonment of some or all of Nextel's acquisition, development and expansion plans and expenditures, which could have a material adverse effect on Nextel's business prospects and limit Nextel's ability to make principal and interest payments on its indebtedness. See "Forward Looking Statements."

FORWARD LOOKING STATEMENTS

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters and subject areas discussed in this Current Report that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel' actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel's current expectations regarding the relevant matter or subject area. The operation and results of Nextel's wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in this Current Report, including, but not limited to, general economic conditions in the geographic areas and occupational market segments that Nextel is targeting for its Digital Mobile network service, the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet Nextel's service deployment and marketing plans and customer demand, the success of efforts to improve and satisfactorily address any issues relating to Digital Mobile system performance, the successful nationwide deployment of the Reconfigured iDEN technology, the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to the Digital Mobile network business, Nextel's ability to timely and successfully accomplish required scale-up of its billing, customer care and similar back-room operations to keep pace with customer growth and increased system usage rates, access to sufficient debt or equity capital to meet Nextel's operating and financing needs, the quality and price of similar or comparable wireless communications services offered or to be offered by Nextel's competitors, including providers of cellular and PCS service, future legislative or regulatory actions relating to SMR services, other wireless communications services or telecommunications generally and other risks and uncertainties described from time to time in Nextel's reports filed with the Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (A)      Financial Statements of Business Acquired.
                  Not applicable.

         (B)      Pro Forma Financial Information.
                  Not applicable.

         (C)      Exhibits

Exhibit No.               Exhibit Description

10.1 Option Exercise and Lending Commitment Agreement by and among Nextel Communications, Inc. and Digital Radio, L.L.C., dated as of June 16, 1997

10.2 Contingent Equity Instrument by and between Digital Radio, L.L.C. and Nextel Communications, Inc., dated as of June 16, 1997

10.3 Option Purchase Agreement by and among Nextel Communications, Inc. and Unrestricted Subsidiary Funding Company and Option Acquisition, L.L.C., dated as of June 16, 1997

10.4 Option Agreement (First New Option) by and between Option Acquisition, L.L.C and Nextel Communications, Inc., dated as of June 18, 1997

10.5 Option Agreement (Second New Option) by and between Option Acquisition, L.L.C and Nextel Communications, Inc., dated as of June 18, 1997

10.6 Registration Rights Agreement (Option Acquisition) by and among Nextel Communications, Inc. and Option Acquisition, L.L.C., dated as of June 18, 1997

10.7 First Amendment to Registration Rights Agreement (amending that certain Registration Rights Agreement dated June 29, 1995) by and among Nextel Communications, Inc., Digital Radio, L.L.C. and Option Acquisition, L.L.C., dated as of June 18, 1997

99.1 Amendment No. 1, dated as of March 24, 1997, to Credit Agreement, dated September 27, 1996, between Nextel Communications, Inc., Nextel Finance Company, and the other Restricted Companies; the Lenders thereto; Toronto Dominion (Texas), Inc., as Administrative Agent; and The Chase Manhattan Bank, as Collateral Agent.

99.2 Amendment No. 1, dated as of March 24, 1997, to Amended, Restated and Consolidated Credit Agreement, dated September 27, 1996, between Nextel Communications, Inc., Nextel Finance Company, and the other Restricted Companies; the Lenders thereto; Motorola, Inc.; and NTFC Capital Corporation.

99.3                      Press Release, dated July 2, 1997

99.4                      Press Release, dated July 8, 1997





                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NEXTEL COMMUNICATIONS, INC.



Date: July 9, 1997                    By:   /s/Thomas J. Sidman
                                           Thomas J. Sidman
                                           Vice President and General Counsel

Exhibit No.               Exhibit Description

10.1 Option Exercise and Lending Commitment Agreement by and among Nextel Communications, Inc. and Digital Radio, L.L.C., dated as of June 16, 1997

10.2 Contingent Equity Instrument by and between Digital Radio, L.L.C. and Nextel Communications, Inc., dated as of June 16, 1997

10.3 Option Purchase Agreement by and among Nextel Communications, Inc. and Unrestricted Subsidiary Funding Company and Option Acquisition, L.L.C., dated as of June 16, 1997

10.4 Option Agreement (First New Option) by and between Option Acquisition, L.L.C and Nextel Communications, Inc., dated as of June 18, 1997

10.5 Option Agreement (Second New Option) by and between Option Acquisition, L.L.C and Nextel Communications, Inc., dated as of June 18, 1997

10.6 Registration Rights Agreement (Option Acquisition) by and among Nextel Communications, Inc. and Option Acquisition, L.L.C., dated as of June 18, 1997

10.7 First Amendment to Registration Rights Agreement (amending that certain Registration Rights Agreement dated June 29, 1995) by and among Nextel Communications, Inc., Digital Radio, L.L.C. and Option Acquisition, L.L.C., dated as of June 18, 1997

99.1 Amendment No. 1, dated as of March 24, 1997, to Credit Agreement, dated September 27, 1996, between Nextel Communications, Inc., Nextel Finance Company, and the other Restricted Companies; the Lenders thereto; Toronto Dominion (Texas), Inc., as Administrative Agent; and The Chase Manhattan Bank, as Collateral Agent.

99.2 Amendment No. 1, dated as of March 24, 1997, to Amended, Restated and Consolidated Credit Agreement, dated September 27, 1996, between Nextel Communications, Inc., Nextel Finance Company, and the other Restricted Companies; the Lenders thereto; Motorola, Inc.; and NTFC Capital Corporation.

99.3                      Press Release, dated July 2, 1997

99.4                      Press Release, dated July 8, 1997